Exhibit 99.1

DTS Reports Third Quarter 2009 Results

Calabasas, Calif. — November 9, 2009 — DTS, Inc. (Nasdaq: DTSI) today announced its financial results for the third quarter and nine months ended September 30, 2009.

For the third quarter of 2009, DTS reported revenue of $15.1 million and net income from continuing operations of $2.0 million, or $0.11 per diluted share. This compares to revenue of $13.9 million and net income from continuing operations of $2.0 million, or $0.11 per diluted share, reported in the third quarter of 2008.

Results of the third quarter of 2009 reflect approximately $300,000 in royalty recovery payments. Royalty recoveries in the third quarter of 2008 totaled $1.6 million. Results also included $1.3 million, or $0.04 per diluted share net of tax, in stock-based compensation expense and $225,000, or $0.01 per diluted share net of tax, in amortization of intangible assets associated with the Neural Audio business acquisition.

“Our quarter reflected increasing production of  Blu-ray stand alone players, which helped drive Blu-ray revenue to 24% of total for the period,” commented Jon Kirchner, president and CEO of DTS, Inc. “With the pace of adoption accelerating, the outlook for the Blu-ray format is encouraging, with wider availability of players and increasing retail promotion driving player prices below $100.  We are also seeing retailers beginning to offer attractive flat panel TV/player bundles and lower content price points, both of which are expected to drive further adoption of the format.

“We strongly believe that the Blu-ray market has reached a mass market acceleration point and we expect to see that impact our results going forward.  Our Q4 results will include licensee production activity through September, and thus will not fully reflect all of this recent momentum.  We are therefore narrowing our outlook for fiscal year 2009 revenue to be in the range of $76 million to $77 million and GAAP EPS to the range of $0.57 to $0.59.  Looking into 2010, we expect to see Blu-ray momentum build off of a solid holiday season and an environment of improving consumer electronics spending in general, which we believe will favorably impact revenue growth in our business.” concluded Kirchner.

For the first nine months of 2009, DTS reported revenue of $56.5 million, and net income from continuing operations of $5.8 million, or $0.33 per diluted share. This compares to revenue of $42.0 million and net income from continuing operations of $6.6 million, or $0.36 per diluted share, reported in the first nine months of 2008. Results for the first nine months of 2009 included approximately $0.9 million, or $0.05 per diluted share net of tax, in net income arising from the settlement of the Zoran litigation matters.

DTS closed the third quarter of 2009 with cash and investments of $80.5 million, up $6.2 million year to date.

Conference Call Information

DTS will broadcast a conference call today, Monday, November 9, 2009, starting at 1:30 p.m. Pacific Time. To access the conference call, dial 877-941-4774 or 480-629-9760 (outside the U.S. and Canada). A live webcast of the call will be available from the Investor Relations section of the Company's corporate website at www.dts.com and via replay beginning two hours after the completion of the call. An audio replay of the call will also be available to investors beginning at 4:30 p.m. Pacific Time, November 9 through November 16, 2009, by dialing 800-406-7325 or 303-590-3030 (outside the U.S. and Canada) and entering pass code 4172616#.

About DTS

DTS, Inc. (NASDAQ:DTSI) is a digital technology company dedicated to delivering the ultimate entertainment experience. DTS decoders are in virtually every major brand of multi-channel surround processors, and there are hundreds of millions of DTS-licensed consumer electronics products available worldwide. A pioneer in multi-channel audio, DTS technology is in home theatre, car audio, PC and game console products, as well as DVD-Video, Blu-ray Disc and surround music software. Founded in 1993, DTS’ corporate headquarters are located in Calabasas, California with its licensing operations headquartered in Limerick, Ireland. DTS also has offices in Northern California, Washington, Canada, China, France, Hong Kong, Japan, South Korea, Taiwan and the United Kingdom. For further information, please visit www.dts.com. DTS is a registered trademark of DTS, Inc. © 2009 DTS Inc. All rights reserved.

Investor Contacts:	Press Contact:

Erica Abrams or Matthew Hunt	David Blasucci
The Blueshirt Group for DTS	Director of Marketing Communications
415-217-7722	DTS, Inc.
erica@blueshirtgroup.com	818-436-1080
matt@blueshirtgroup.com	david.blasucci@dts.com

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause DTS’ results to differ materially from historical results or those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “planned,” “expects,” “believes,” “strategy,” “opportunity,” “anticipates” and similar words. These statements may include, among others, plans, strategies and objectives of management for future operations; any statements regarding proposed new products, services or developments; any statements regarding future economic conditions or financial or operating performance; statements of belief and any statements of assumptions underlying any of the foregoing. The potential risks and uncertainties that could cause actual growth and results to differ materially include, but are not limited to, the transition to the next generation optical drives and consumer adoption of such technology, the rapidly changing and competitive nature of the digital audio, consumer electronics and entertainment markets, the Company’s inclusion in or exclusion from governmental and industry standards, continued customer acceptance of the Company’s technology, products, services and pricing, risks related to ownership and enforcement of intellectual property, the continued release and availability of entertainment content containing DTS audio soundtracks, success of the Company’s research and development efforts, risks related to integrating acquisitions, greater than expected costs, the departure of key employees, the current financial crisis and global economic downturn, a loss of one or more of our key customers or licensees, changes in domestic and international market and political conditions, and other risks and uncertainties more fully described in DTS’ public filings with the Securities and Exchange Commission, available at www.sec.gov. DTS does not intend to update any forward-looking statement contained in this press release to reflect events or circumstances arising after the date hereof.

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TABLES TO FOLLOW

DTS, INC.

CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except per share amounts)

	As of	As of
	December 31,	September 30,
	2008	2009

	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$25,658	$38,528
Short-term investments	42,365	30,733
Accounts receivable, net of allowance for doubtful accounts of $64 and
$229 at December 31, 2008 and September 30, 2009, respectively	8,835	6,966
Deferred income taxes	4,644	4,639
Prepaid expenses and other current assets	1,410	1,380
Income taxes receivable, net	2,467	2,747
Total current assets	85,379	84,993
Property and equipment, net	23,778	33,648
Intangible assets, net	7,557	6,681
Goodwill	972	754
Deferred income taxes	13,145	13,876
Long-term investments	6,347	11,282
Other assets	500	562
Total assets	$137,678	$151,796

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,448	$4,637
Accrued expenses and other current liabilities	7,158	5,522
Total current liabilities	8,606	10,159
Other long-term liabilities	3,783	5,576

Stockholders' equity:
Preferred stock - $0.0001 par value, 5,000 shares authorized at
December 31, 2008 and September 30, 2009; no shares
issued and outstanding	—	—
Common stock - $0.0001 par value, 70,000 shares authorized at
December 31, 2008 and September 30, 2009; 19,290 and
19,485 shares issued at December 31, 2008 and September 30, 2009, respectively; 17,290 and 17,485 outstanding at December 31, 2008
and September 30, 2009, respectively	2	2
Additional paid-in capital	151,894	156,919
Treasury stock, at cost - 2,000 at December 31, 2008 and September 30, 2009	(41,608)	(41,608)
Accumulated other comprehensive income	355	340
Retained earnings	14,646	20,408
Total stockholders' equity	125,289	136,061

Total liabilities and stockholders' equity	$137,678	$151,796

DTS, INC.

CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share amounts)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2008	2009	2008	2009
	(Unaudited)

Revenue	$13,943	$15,078	$41,982	$56,505
Cost of revenue	322	448	930	1,342
Gross profit	13,621	14,630	41,052	55,163
Operating expenses:
Selling, general and administrative	8,895	9,589	26,418	38,444
Research and development	1,725	2,072	5,364	6,635
Total operating expenses	10,620	11,661	31,782	45,079
Income from operations	3,001	2,969	9,270	10,084
Interest and other income, net	534	251	1,801	1,113
Income from continuing operations before income taxes	3,535	3,220	11,071	11,197
Provision for income taxes	1,526	1,251	4,437	5,412
Income from continuing operations	2,009	1,969	6,634	5,785
Income (loss) from discontinued operations, net of tax	17	(24)	1,722	(23)
Net income	$2,026	$1,945	$8,356	$5,762

Earnings per share - basic:
Income from continuing operations	$0.11	$0.11	$0.37	$0.34
Discontinued operations, net of tax	-	-	0.10	-
Net income	$0.11	$0.11	$0.47	$0.34

Earnings per share - diluted:
Income from continuing operations	$0.11	$0.11	$0.36	$0.33
Discontinued operations, net of tax	-	-	0.10	-
Net income	$0.11	$0.11	$0.46	$0.33

Weighted average shares used to compute
net income per common share:
Basic	17,963	17,181	17,735	17,124
Diluted	18,509	17,786	18,310	17,599